EXHIBIT 5.2

September 25, 2023

Know Labs, Inc.

500 Union Street, Suite 810

Seattle, WA 98101

Ladies and Gentlemen:

We have acted as counsel to Know Labs, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement on Form S-1 (File No. 333-274350) (as amended or supplemented, the “Registration Statement”), relating to the offer and sale by the Company of (i) 14,814,815 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Underwriting Agreement in substantially the form filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), by and between the Company and the Representatives (as defined therein), and up to an additional 2,222,222 shares of Common Stock purchasable by the underwriters upon exercise of an over-allotment option granted to the underwriters by the Company (the “Option Shares,” and together with the Firm Shares, the “Offering Shares”), (ii) warrants issued to the Representatives as additional compensation pursuant to the Underwriting Agreement to purchase up to 1,192,593 shares of the Company’s Common Stock (the “Representatives’ Warrants”), and (iii) the shares of Common Stock issuable upon exercise of the Representatives’ Warrants (the “Warrant Shares,” and together with the Offering Shares, the “Shares”).  The Shares and the Representatives’ Warrants are hereinafter collectively referred to as the “Securities.”

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a)	the Registration Statement;

(b)	the form of Underwriting Agreement;

(c)	the form of the Representatives’ Warrant;

(d)	the Restated Articles of Incorporation of the Company, as in effect on the date hereof and as amended to date;

(e)	the Second Amended and Restated Bylaws of the Company, as in effect on the date hereof and as amended to date;

(f)	corporate proceedings of the Company relating to its proposed issuance of the Securities; and

(g)	such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

We have made such examination of law as we have deemed necessary to express the opinions contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Without limiting the generality of the limitations in the previous paragraph, we express no opinion regarding matters of the laws of the State of Nevada, and we assume the Representatives’ Warrants and the offering of the Securities has been duly authorized by the Company and when issued in accordance with all applicable terms and conditions, including payment, set forth in the Underwriting Agreement, the Representatives’ Warrants and the Registration Statement, the Securities will be duly authorized, validly issued, fully paid and non-assessable.

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Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that when the Representatives’ Warrants have been issued and paid for in accordance with the terms and conditions of the Underwriting  Agreement, upon issuance, the Representatives’ Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Notwithstanding anything in this letter which might be construed to the contrary, our opinions expressed herein are limited to the laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus contained therein. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP

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